UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2019

BEACON ROOFING SUPPLY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50924	36-417337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300, Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of New Principal Operating Officer

On January 2, 2019, Beacon Roofing Supply, Inc. (the "Company") issued a press release announcing that C. Eric Swank, age 50, has been promoted to the position of Chief Operating Officer, effective immediately. A copy of the press release is attached hereto as Exhibit 99 and is incorporated by reference herein.

In recognition of Mr. Swank's promotion, the Compensation Committee of Company's Board of Directors approved a grant of 5,847 options, 3,843 performance-based restricted stock units and 1,921 time-based restricted stock units under the Company's Amended and Restated 2014 Stock Plan. The grant was effective January 2, 2019. The options have an exercise price of $32.53 (the closing price of our common stock on January 2, 2019), and vest one-third annually starting on the first anniversary of the grant and expire on the tenth anniversary of the date of grant. Each restricted stock unit represents a contingent right to receive one share of the Company’s common stock  The restricted stock units will vest on the third anniversary of the date of grant.  In addition, performance-based restricted stock units may not vest, or may vest at, above or below the number of units granted depending on Company performance. All restricted stock units and option awards are subject to continued employment, except under certain conditions.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Index
Exhibit Number	Description
99	Beacon Roofing Supply, Inc. Press Release, dated January 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ROOFING SUPPLY, INC.

Date: January 2, 2019	By:	/s/ JOSEPH M. NOWICKI
JOSEPH M. NOWICKI
Executive Vice President & Chief Financial Officer